Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated February 29, 2008, relating to (1) the financial statements and financial statement schedule of Barr Pharmaceuticals, Inc. (the “Company”) as of December 31, 2007 and 2006 and for the year ended December 31, 2007, the six month period ended December 31, 2006 and the years ended June 30, 2006 and 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standard No. 123(R), Share-Based Payment) and (2) the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2007, and to the reference to us under the heading “Experts” in the Proxy Statement/Prospectus, which is part of this Registration Statement.
/s/ Deloitte & Touche, LLP.
Parsippany, New Jersey
September 15, 2008